EXHIBIT 32



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     In connection with the Annual Report of Cyprium Resources, Inc. (the
"Company") on Form 10-K/A for the period ending December 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), Isaac Roberts, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


January 22, 2010                    By: /s/ Isaac Roberts
                                        -----------------------------------
                                        Isaac Roberts, Principal Executive and
                                        Financial Officer